Exhibit 10.3

GOING PUBLIC ENGAGEMENT

Agreement (this "Agreement") dated as of May 16, 2009 between WNS STUDIOS, INC. ( the "Company”), and Shmuel's Hatzlacha Consulting, Inc (the "Consultant").

WHEREAS, the Consultant has experience in taking companies public and locating financing sources for such public companies; and

WHEREAS, the Company desires to become a public company and wants to engage the Consultant on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

Section 1.  Term of Engagement.  The Company agrees that Consultant shall serve as the Company’s exclusive financial advisor for no less than an initial term of one (1) year commencing on May 16, 2009 and ending on April 30, 2010 or when the Company becomes an SEC reporting company, whichever is later.

Section 2.  Duties. Working with the Company, Consultant hereby agrees to perform consulting and advisory services for the Company in conjunction with the development of a full federally registered securities registration package for the sale to the public of the securities of the Company. Said duties shall include:

Phase 1 - The first step is for Consultant to conduct a business plan review in an effort to introduce the Company to broker-dealers and others who might be interested in raising capital for the Company.  Next is to prepare a registration statement on Form S-1. Company agrees to pay all required fees and expenses, including without limitation, legal and an audit of the Company by a Public Company Accounting Oversight Board registered accounting firm, as further provided below.

Phase II - Once S-1 Registration Statement is filed with SEC, the SEC will issue comment letters.  All comment letters require filing responsive amendments.  Constantly updated information, including financial statements, will be required with each amendment.

Phase III -  The preparation of the Form 15c-211 to be filed with FINRA by the appropriate licensed market maker as the original application for the listing of the securities of the Company on the NASD Over the Counter Bulleting Board.

Phase VI – After the Company is public (i.e., the SEC has declared the registration statement effective), there are many continuing SEC reporting requirements and restrictions.  These include filing a Form 10-Q with reviewed financial statement 45 days after the end of each quarter; filing a Form 10-K with audited financial statements 90 days after the end of each fiscal year; reports on a Form 8-K each time a material event occurs in the Company; and obligations of the officers, directors and principal stockholders of the Company to file ownership and trading reports.

Company agrees to provide Consultant with any information and documents as may be requested by Consultant in connection with the services to be performed for Company.  Company shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by Consultant on behalf of Company.  Company agrees that Consultant shall have no responsibility to verify the accuracy or adequacy of any statement, document, fact or information provided to Consultant by Company or Company’s attorney, accountant, representative or agents. Consultant agrees not to use any information provided by the Company without the approval of the Company.

Section 3. Non-Circumvention.  The Company acknowledges that the Consultant will introduce the Company to certain of its contacts, including without limitation, brokers-dealers, market makers and investment bankers and underwriters (collectively, "Contacts") for the purpose of assisting the Company in become a public company. The Company agrees that without the prior written consent of Consultant, it shall not directly or indirectly conduct any business discussions with any Contact or any representative thereof or any person or entity introduced to the Company or any of its officers, directors, employees, stockholders, agents or representatives by a Contact or any of his representatives. In addition, once discussions have been held, the Company shall not attempt to circumvent or negotiate directly or indirectly with a Contact for the purpose of excluding Consultant and depriving Consultant of the fee described below. The provisions of this paragraph shall survive for two (2) years from the termination of this Agreement.

Section 4.   Consultant’s Fee.  For providing services as set forth herein, the Company hereby agrees to pay Consultant as follows:

(i)           7% of the aggregate value of the capital invested in the Company directly or indirectly by the Contacts. The Company shall pay to Consultant said fee only if a transaction is consummated with one of the Contacts or a person or group introduced by a Contact. The value of the transaction shall be equal to the gross cash proceeds received by the Company plus the fair market value of any securities or other property received or to be received by the Company in the transaction. For purposes of computing the value of the fee, any amounts payable to the Company in installments shall be deemed paid in full at the consummation of the transaction. The Consultant shall be entitled to the fees enumerated herein if, within two years after the termination of this Agreement, any financing transaction is consummated with any person or group of persons or any affiliate of any such persons or their affiliates which are identified to the Company, its officers, directors, stockholders or representatives by the Consultant in accordance with the terms of this Agreement. Any assets acquired by the Company which belonged to an affiliate of the Company shall not be included in this provision.

Consultant agrees that the fee payable to him for any capital raises in excess of $5,000,000 shall be negotiated between the parties, but said fee shall not be in excess of $7%.

(ii)           $9,000 as a retainer, to be paid

Notwithstanding anything contained herein to the contrary, the Company shall pay the Consultant if there is any capital invested in the Company directly or indirectly a Contact, regardless of such Contact invested in a registered offering, a private placement, a convertible debenture offering or otherwise.

Section 5. Indemnification.  The Company hereby agrees to indemnify and hold harmless Consultant, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which it is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this agreement so long as Consultant has not committed intentional or willful misconduct, nor acted with gross negligence, in connection with the services which form the basis of the claim for indemnification.  Company further agrees that Consultant shall incur no liability on account of this agreement or any acts or omissions arising out of or relating to this agreement except for such intentional or willful misconduct.  This paragraph shall survive the expiration or termination of this agreement.

Section 6. Independent Contractor Status:  Consultant shall perform its services under this contract as an independent contractor and not as an employee of Company or an affiliate thereof.  It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind Company or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Company.

Section 7. Miscellaneous. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. No failure or delay by the Consultant or any of its representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power or privilege hereunder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law doctrine. Each party hereto consents to personal jurisdiction in New York State and voluntarily submits to its jurisdiction in any action or proceeding with respect to this Agreement.  Venue for any action arising hereunder shall lie in the state and federal courts located in New York, New York.  This Agreement shall constitute the entire agreement, whether oral or written, of the parties hereto and may only be amended by a writing executed by the parties hereto. The Company acknowledges that this Agreement shall only relate to the services provided for herein and any other services requested of the Consultant by the Company shall be subject to a separate agreement.

The individuals are executing this agreement personally on behalf of a Company to which they will be establishing promptly after the execution hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

	CLIENT		Consultant

	WNS STUDIOS, INC		Shmuel’s Hatzlacha Consulting inc

By:	/s/ Yehoshua Lustig	By:	/s/ Shmuel shneibalg
	Yehoshua Lustig		Shmuel shneibalg